EXHIBIT 99.1

Concurrent Reports Fiscal Year 2014 Third Quarter Financial Results

ATLANTA — April 29, 2014 — Concurrent (NASDAQ: CCUR), a global leader in video, media data intelligence and real-time Linux® solutions, today announced financial results for the third quarter of its fiscal 2014 ended March 31, 2014.

Revenue for the third quarter of fiscal 2014 grew by 8.0% year over year to $18.3 million compared with $16.9 million for the same period in fiscal 2013, and $17.8 million in the preceding quarter.

Gross margin for the third quarter of fiscal 2014 was 56.1% compared with 59.1% for the same period in fiscal 2013, and 55.8% in the preceding quarter, primarily reflecting the mix of products and customers.  Operating expenses were $9.0 million, compared with $8.8 million for the same period in fiscal 2013, and $8.8 million in the preceding quarter.

The company reported net income of $1.1 million, or $0.12 per diluted share, in the third quarter of fiscal 2014, compared with net income of $937 thousand, or $0.11 per diluted share, in the same period in fiscal 2013, and net income of $1.1 million, or $0.12 per diluted share, in the preceding quarter.

“In the third quarter we added new customers, expanded our patent portfolio, and released a host of new product innovations,” said Dan Mondor, Concurrent’s president and CEO. “With healthy contribution from both our video and real-time businesses, our Q3 revenue grew by 8% versus the same quarter last year.  On a year to date basis, revenue has grown 10%, operating income is up 27%, and net income has improved by $0.10 per diluted share. I am pleased with our market momentum and the solid progress we have made in the business this year.”

The company paid quarterly dividends of $0.12 per share in each of the first three quarters of the fiscal year.  At March 31, 2014, Concurrent had cash and cash equivalents of $22.5 million.  The company has no debt.

Recent Company Highlights

Video Solutions:

•	Get, Norway's leading digital television and broadband Internet provider, selected Concurrent’s MediaHawk VX™ unified content delivery solution to power their “Get TV” online video streaming service.

•	Concurrent delivered multi-screen video solutions to two new top-tier service providers in Europe.

•	The company set a record pace for video patent awards by securing four U.S. patents in the past nine months.

•	The company offered customers a glimpse of Concurrent’s future products at the NAB show in Las Vegas, highlighting new solutions for over the top video delivery.

Real-Time:

•	Concurrent was awarded new design wins for jet engine test stands, military aircraft simulators, and commercial automotive simulators.

•	The company enhanced its SIMulation Workbench application to introduce support for FMI/FMU (functional mock-up interface), an emerging standard for model based systems development that supports faster frame rates.

•	The company shipped a large ImaGen solution for a U.S. Navy training program.

Conference Call Information

Concurrent will broadcast a conference call today, Tuesday, April 29th, at 4:30 p.m. ET to review its third quarter of fiscal 2014 financial results.  The call will be broadcast at www.ccur.com, on the “Investors” page, under the ‘About’ tab. The call can be accessed by dialing 1-800-230-1093 (U.S.) 612-288-0329 (international) and entering pass code 140429.  A replay will also be available at www.ccur.com.

To view Financial Results visit our Investors page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in video, media data intelligence and real-time Linux solutions.  Concurrent provides customers with transformative solutions to fuel their business beyond what was thought possible. Concurrent’s unified video delivery and media data intelligence solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, online media companies and satellite TV broadcasters to deliver revenue generating video services to consumers on any device, over any network. The world’s leading multichannel video service providers have selected Concurrent to deliver the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy® award-winning video solutions are based upon a rich heritage of high-performance real-time technology.  Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve; United States government sequestration; European austerity measures; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed September 17, 2013 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Revenues:
Product	$12,197	$10,714	$34,651	$29,777
Service	6,081	6,213	18,662	18,743
Total revenues	18,278	16,927	53,313	48,520
Cost of sales:
Product	5,495	4,591	15,701	12,439
Service	2,535	2,336	7,906	7,726
Total cost of sales	8,030	6,927	23,607	20,165
Gross margin	10,248	10,000	29,706	28,355
Operating expenses:
Sales and marketing	3,595	3,527	10,590	10,808
Research and development	3,409	2,878	9,998	8,673
General and administrative	1,984	2,362	5,925	6,352
Total operating expenses	8,988	8,767	26,513	25,833
Operating income	1,260	1,233	3,193	2,522
Other expense, net	(38)	(229)	(128)	(407)
Income before income taxes	1,222	1,004	3,065	2,115
Income tax provision	140	67	160	180
Net income	$1,082	$937	$2,905	$1,935

Basic net income per share	$0.12	$0.11	$0.33	$0.22
Diluted net income per share	$0.12	$0.11	$0.32	$0.22
Basic weighted average shares outstanding	8,944	8,754	8,897	8,726
Diluted weighted average shares outstanding	9,090	8,894	9,074	8,873
Cash dividends declared per common share	$0.12	$0.06	$0.36	$0.74

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,	December 31,
	2014	2013
Revenues:
Product	$12,197	$11,008
Service	6,081	6,829
Total revenues	18,278	17,837
Cost of sales:
Product	5,495	5,222
Service	2,535	2,659
Total cost of sales	8,030	7,881
Gross margin	10,248	9,956
Operating expenses:
Sales and marketing	3,595	3,513
Research and development	3,409	3,416
General and administrative	1,984	1,894
Total operating expenses	8,988	8,823
Operating income	1,260	1,133
Other expense, net	(38)	(63)
Income before income taxes	1,222	1,070
Provision (benefit) for income taxes	140	(19)
Net income	$1,082	$1,089

Basic net income per share	$0.12	$0.12
Diluted net income per share	$0.12	$0.12
Basic weighted average shares outstanding	8,944	8,934
Diluted weighted average shares outstanding	9,090	9,041
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended			Nine Months Ended
	March 31,	Dec. 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013

Net income	$1,082	$1,089	$937	$2,905	$1,935

Other comprehensive income (loss):
Foreign currency translation adjustment	31	(92)	(24)	(114)	(242)
Pension and post-retirement benefits, net of tax	5	5	2	15	6
Other comprehensive income (loss)	36	(87)	(22)	(99)	(236)
Comprehensive income	$1,118	$1,002	$915	$2,806	$1,699

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31,	December 31,	June 30,
	2014	2013	2013
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$22,452	$25,096	$27,927
Trade accounts receivable, net	18,165	11,745	10,701
Inventories	3,609	3,856	2,844
Prepaid expenses and other current assets	1,426	1,408	2,324
Total current assets	45,652	42,105	43,796

Property, plant and equipment, net	2,992	2,921	3,102
Intangible assets, net	512	552	834
Other long-term assets	921	889	737
Total assets	$50,077	$46,467	$48,469

LIABILITIES
Accounts payable and accrued expenses	$9,274	$7,990	$7,671
Deferred revenue	8,590	6,303	8,383
Total current liabilities	17,864	14,293	16,054

Long-term deferred revenue	1,160	1,462	1,924
Other long-term liabilities	4,987	4,906	4,706
Total liabilities	24,011	20,661	22,684

STOCKHOLDERS' EQUITY
Common stock	90	90	88
Additional paid-in capital	209,464	209,211	208,677
Accumulated deficit	(183,494)	(183,465)	(183,085)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	261	225	360
Total stockholders' equity	26,066	25,806	25,785
Total liabilities and stockholders' equity	$50,077	$46,467	$48,469